UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 14, 2021

AMERICAN INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1271 Avenue of the Americas New York, New York 10020
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (212) 770-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $2.50 Per Share	AIG	New York Stock Exchange
5.75% Series A-2 Junior Subordinated Debentures	AIG 67BP	New York Stock Exchange
4.875% Series A-3 Junior Subordinated Debentures	AIG 67EU	New York Stock Exchange
Stock Purchase Rights		New York Stock Exchange
Depositary Shares Each Representing a 1/1,000th Interest in a Share of Series A 5.85% Non-Cumulative Perpetual Preferred Stock	AIG PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 - Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On July 14, 2021, American International Group, Inc. (the “Company”) entered into a stock purchase agreement (the “Purchase Agreement”) with Argon Holdco LLC (“Buyer”), a newly formed entity that has received an equity commitment from a subsidiary of The Blackstone Group Inc. (“Blackstone”). On the terms and subject to the conditions set forth in the Purchase Agreement, Buyer has agreed to purchase from the Company a 9.9% equity ownership interest in SAFG Retirement Services, Inc. (“SAFG”), which is the holding company for the Company’s Life & Retirement business, for a purchase price of $2,200,000,000 (the “Transaction”). The purchase price represents a multiple of 1.1 times a target pro forma Adjusted Book Value (as defined in the Purchase Agreement) of the Company’s Life & Retirement business of $20,202,000,000. The Adjusted Book Value is calculated taking into account, among other things, the assets and liabilities that will be transferred from the Company to SAFG, and from SAFG to the Company, as well as the financing arrangements to be undertaken by SAFG and certain dividends from SAFG to the Company, in each case in connection with the previously announced separation of the Life & Retirement business from the remainder of the Company. The purchase price is subject to adjustments in the event that the final pro forma Adjusted Book Value is greater or less than the target pro forma Adjusted Book Value. The closing of the Transaction is subject to the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the satisfaction of other customary conditions and is expected to occur in the third quarter of 2021.

Following the closing of the Transaction, Buyer will be entitled to designate one member of the board of directors of SAFG, which will consist of 11 directors. Pursuant to the Purchase Agreement, Buyer will be required to hold its ownership interest in SAFG following the completion of the separation of the Life & Retirement business, subject to exceptions permitting Buyer to sell 25%, 67% and 75% of its shares after the first, second and third anniversaries, respectively, of the initial public offering of SAFG (the “IPO”), with the transfer restrictions terminating in full on the fifth anniversary of the IPO. In the event that the IPO of SAFG is not completed prior to the second anniversary of the closing of the Transaction, Buyer will have the right to require the Company to undertake the IPO, and in the event that the IPO has not been completed prior to the third anniversary of the closing, Buyer will have the right to exchange all or a portion of its ownership interest in SAFG for shares of the Company’s common stock on the terms set forth in the Purchase Agreement.

In addition, in connection with the closing of the Transaction, (i) subsidiaries of SAFG will enter into separately managed account agreements (the “SMA Agreements”), pursuant to which an affiliate of Blackstone will perform certain investment management services for SAFG’s subsidiaries, and (ii) SAFG, its subsidiaries, and an affiliate of Buyer will enter into a commitment letter providing for certain terms and conditions associated with the SMA Agreements.

The Purchase Agreement contains customary representations, warranties, covenants and indemnification provisions.

The foregoing description of the Purchase Agreement and the Transaction does not purport to be complete and is qualified in its entirety by the terms and conditions of the Purchase Agreement, a copy of which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.

Separately, on July 14, 2021, the Company entered into a definitive agreement (the “Affordable Housing Purchase Agreement”) to sell a portfolio of equity and debt interests in affordable housing properties (the “Properties”), to Aztec Holdco LLC (“Acquiror”), a wholly owned subsidiary of Blackstone Real Estate Income Trust, Inc. (the “Affordable Housing Transaction”). Total consideration for the Affordable Housing Transaction is approximately $5.1 billion in cash (the “Base Purchase Price”), subject to certain adjustments.

The consummation of the Affordable Housing Purchase Agreement is scheduled to occur on December 31, 2021, subject to certain customary conditions and to a right of Acquiror to effect the consummation on an earlier date if all conditions have been satisfied. Receipt of regulatory approvals or third party consents is not a condition to the consummation of the Affordable Housing Transaction. There is no financing condition for the Affordable Housing Transaction.

The material termination provisions under the Affordable Housing Purchase Agreement allow termination (i) by the mutual written consent of the Company and Acquiror, (ii) by the Company or Acquiror in the event that the closing has not occurred on or before December 31, 2021; (iii) by the Company or Acquiror if there has been a material breach of any representation or warranty, covenant or agreement of the other party such that one or more of the conditions to closing are not capable of being fulfilled prior to the Outside Date or within 20 days of the notice of such breach, if capable of being cured, but not so cured; (iv) by the Company or Acquiror if there has been issued any governmental order restraining or prohibiting the transactions contemplated by the Affordable Housing Purchase Agreement; (v) by Acquiror, if the aggregate value of material title issues related to the Properties exceeds 10% of the Base Purchase Price; and (vi) by the Company if Acquiror breaches its covenant not to communicate with third parties and governmental authorities regarding certain matters relating to the affordable housing status of the Properties, subject to a cure right of Acquiror. If the Affordable Housing Purchase Agreement is terminated by either party under the conditions described in (i), (ii) or (vi) above (and in the case of termination by the Company under (ii) above, subject to the satisfaction of certain conditions, including the absence of a law or governmental order prohibiting the transactions contemplated by the Affordable Housing Purchase Agreement), or terminated by the Company under the conditions described in (iii) above, the Company will be entitled to retain a $500 million cash deposit which Acquiror is required to deposit into escrow contemporaneously with the signing of the Affordable Housing Purchase Agreement.

The Affordable Housing Purchase Agreement contains customary representations, warranties, covenants and indemnification provisions. In addition, in connection with the closing of the Affordable Housing Transaction, Acquiror will enter into a hold harmless agreement pursuant to which Acquiror will indemnify and hold harmless the Company from certain losses relating to compliance with tax credit requirements, to the extent relating to the period following the consummation of the Affordable Housing Transaction.

The foregoing description of the Affordable Housing Purchase Agreement and the Affordable Housing Transaction does not purport to be complete and is qualified in its entirety by the terms and conditions of the Affordable Housing Purchase Agreement, a copy of which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.

Section 8 - Other Events

Item 8.01.	Other Events.

On July 14, 2021, the Company issued a press release announcing the entry into the Purchase Agreement and the Affordable Housing Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release of American International Group, Inc., dated July 14, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of American International Group, Inc., dated July 14, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC.
(Registrant)

Date: July 14, 2021	By:	/s/ Rose Marie E. Glazer
	Name:	Rose Marie E. Glazer
	Title:	Senior Vice President, Corporate Secretary and Deputy General Counsel